November 18, 2016

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 18, 2016 of The Alkaline Water Company Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351